UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 27, 2013

LODGENET INTERACTIVE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (605) 988-1000

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On January 27, 2013, LodgeNet Interactive Corporation (the “Company”) entered into a Senior Secured Superpriority Debtor-In-Possession Credit Agreement (the “DIP Credit Agreement”) with certain lenders party to that certain Credit Agreement, dated as of April 4, 2007 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Prepetition Credit Agreement”) or their affiliates as lenders, and Gleacher Products Corp., as administrative agent.

The DIP Credit Agreement provides for non-amortizing term loans in an aggregate principal amount of up to $30,000,000 (the “DIP Facility”), comprised of (A) a $15,000,000 delayed draw term loan facility (the “Term Facility”) of which (i) a principal amount of up to $5,000,000 (the “First Available Amount”) will be available in a single drawing on any business day between the fifth and tenth business days after the closing of the DIP Credit Agreement and (ii) an additional principal amount of up to $10,000,000 plus any undrawn portion of the First Available Amount will be available in up to two drawings on any business day between the fifth and fifteenth business days after entry of the final order (the “Final Order”) by the Bankruptcy Court (defined below) in the Bankruptcy Case (defined below) and (B) a dollar for dollar roll up of loans of each lender and/or its affiliates and/or its designees under the Prepetition Credit Agreement up to the commitment amount of each Lender (the “Roll-Up Loans”).  The loans under the Term Facility (the “Term Loans” and together with the Roll-Up Loans, the “DIP Loans”)) may be drawn in minimum amounts of $1,500,000 and in increments of $500,000 in excess thereof.  The Term Loans will be available to be used by the Company for general corporate purposes during the Bankruptcy Case (including payment of fees and expenses in connection with the DIP Credit Agreement, certain adequate protection payments, and working capital), certain transaction fees, costs and expenses and certain other costs and expenses with respect to the administration of the Bankruptcy Case.  The closing of the DIP Credit Agreement and the availability of the Term Loans are subject to certain closing conditions, including, among others, an order of the Bankruptcy Court authorizing and approving the making of the DIP Loans and the granting of the superpriority claims and liens.  The DIP Credit Agreement includes certain positive and negative covenants that relate to the Company and its operations, including requirements that the Company provide the administrative agent with certain financial information and maintain certain cash flow levels.

The Term Loans will bear interest (at the Company’s option) at (i) a base rate of interest (being equivalent to the prime rate of interest referenced in the Wall Street Journal) plus 6.00% per annum or (ii) LIBOR plus 7.00% per annum (with a LIBOR floor of 1.50% per annum).  The Roll-Up Loans will continue to bear interest at the rates provided under the Prepetition Credit Agreement.  During the continuance of an event of default (as defined in the DIP Credit Agreement), Term Loans will bear interest at an additional 2% per annum.  Subject to certain carve-outs and exceptions, the Company’s obligations under the DIP Credit Agreement are secured by all pre-petition and post-petition assets of the Company.  All of the Company’s direct and indirect domestic subsidiaries have also guaranteed the debt under the DIP Credit Agreement and pledged substantially all of their assets to secure that guarantee.

All DIP Loans shall become due and payable (the “Maturity Date”) on earliest of: (a) July 26, 2013, (b) the earlier to occur of (i) 30 days after the entry of an interim order of the Bankruptcy Court that, among other things, approves the DIP Credit Agreement and the Company’s obligations thereunder, including the claim status and liens (the “Interim Order”) or (ii) the date on which the Interim Order expires, in either case if the Final Order has not been entered prior to the expiration of such period, (c) the closing of a sale of all or substantially all of the assets or equity of the Company and its Subsidiaries in a sale under Section 363 of the Bankruptcy Code (defined below), (d) the substantial consummation (as defined in section 1101 of the Bankruptcy Code and which for purposes hereof shall be no later than the “effective date”) of a plan of reorganization filed in the Bankruptcy Case that is confirmed pursuant to an order entered by the Bankruptcy Court and (e) the acceleration of the DIP Loans and the termination of the commitment with respect to the DIP Facility in accordance with the DIP Credit Agreement.  If the Plan Support and Lockup Agreement, dated as of December 30, 2012 (a copy of which was previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed December 31, 2012), has not been terminated as of the Maturity Date, instead of repayment in cash on the Maturity Date, the Roll-Up Loans (and all interest accrued thereon during the Bankruptcy Case described in Item 1.03 below) will be deemed to be outstanding under the terms of the exit credit facility, which the Company intends to enter into as part of the Plan, on the Maturity Date and paid in accordance therewith.

This summary is qualified in its entirety by reference to the terms of the DIP Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.03.             Bankruptcy or Receivership

On January 27, 2013, the Company and all of its direct and indirect domestic subsidiaries filed a voluntary petition for relief (the “Bankruptcy Case”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), Case No. 13-10238.  The Bankruptcy Case was filed in order to effect the Company’s pre-packaged plan of reorganization (the “Plan”), which is based on the recapitalization in which a syndicate of investors led by Colony Capital will invest $60 million, as previously disclosed.  The Plan was voted on and accepted by a majority of the Company’s secured creditors, holding approximately 73.4% of the Company’s senior secured debt, which satisfies the Bankruptcy Code voting requirements for confirmation of the Plan.

No trustee has been appointed and the Company will continue to operate itself and its subsidiaries as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.  In order to assure ordinary course operations, the Company is seeking approval from the Bankruptcy Court for a variety of “First Day” motions, including authority to pay employees and vendors in the ordinary course, authority to maintain bank accounts, and other customary relief.

On January 28, 2013, the Company issued a press release announcing the bankruptcy filing.  A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, the provisions of which are incorporated herein by reference.

Item 2.04.             Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Case constituted an event of default or otherwise triggered the acceleration of (or the right to accelerate) repayment obligations under a number of prepetition instruments and agreements relating to the Company and its subsidiaries (the “Debt Documents”).  As a result, all debt outstanding (including, but not limited to, any accrued and unpaid interest thereon) under the Debt Documents became (or may become) immediately due and payable, subject to the applicable provisions of the Bankruptcy Code.  Of the Debt Documents triggered, the acceleration of the amounts due under the Prepetition Credit Agreement is material to the Company.  The outstanding amounts accelerated under the Prepetition Credit Agreement are approximately $346,400,000 in aggregate principal amount.  Any efforts by creditors to enforce the repayment obligations under the Debt Documents, including the Prepetition Credit Agreement, are stayed as a result of the Bankruptcy Case and are subject to the applicable provisions of the Bankruptcy Code.

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits

10.1	Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated January 27, 2013

99.1	Press Release, dated January 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGENET INTERACTIVE CORPORATION

Date: January 28, 2013	By	/s/ James G. Naro
James G. Naro
	Its	Co-Chief Executive Officer
Senior Vice President, General Counsel,
Secretary and Chief Compliance Officer